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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): MAY 9, 2003

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-30045                38-3518829
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


   2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                (313)-567-4348
    (Address of principal                        (Registrant's telephone number,
     executive offices)                                including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS


Catuity has begun to transition the role of Chairman to more fully focus the company's resources in the North American market over the next year to oversee the growth and development of the company. As part of that transition, Mr. David
L. Mac Smith, an Australian executive director, has voluntarily stepped down as Chairman and resigned from the board of directors, effective immediately. Mr. Mac Smith has also withdrawn his nomination for election at the May 15, 2003 Annual Shareholders Meeting. Duncan P. F. Mount, a major Catuity shareholder and a non-executive board member, has been appointed Chairman. Mr. Mount, other board members and senior management will share the areas of responsibility previously managed by Mr. Mac Smith.

As part of this transition, Mr. Mac Smith and the company's directors have mutually agreed not to renew Mr. Mac Smith's employment agreement, which expires August 31, 2003.

A copy of the May 9, 2003 press release issued regarding this change in the board of directors and management of the Company is included as Exhibit I.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CATUITY INC.
                                            (Registrant)


                                      By /s/ John H. Lowry
                                         ---------------------------------------
                                             John H. Lowry
                                             Senior Vice President,
                                             Chief Financial Officer & Secretary

Date:  May 9, 2003



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                               8-K EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION

EX-99             Press Release Dated May 9, 2003